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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported) September 23, 1999



                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)



                                   California
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                 (State or other jurisdiction of incorporation)



       0-24984                                           95-4015834
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(Commission File Number)                       (IRS Employer Identification No.)



8955 Beverly Boulevard, Los Angeles, CA                            90048
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(Address of Principal Executive Offices)                         (Zip Code)



                                  310/786-1600
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              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events

On September 23, 1999, The Nasdaq-Amex Market Group ("Nasdaq") informed NewStar Media Inc. (the "Company") that the Company's common stock failed to maintain a minimum bid price greater than or equal to $1.00 over the last thirty consecutive trading days, as required under Marketplace Rule 4310(c)(4).

The Company will be provided ninety (90) calendar days, or until December 23, 1999, to regain compliance with the minimum bid price requirement of Rule 4310(c)(4). If at any time before December 23, 1999, the bid price of the Company's shares is equal to or greater than $1.00 for a minimum of ten consecutive trading days, the staff of Nasdaq will determine if compliance with the requirement has been achieved. If the Company is unable to demonstrate compliance with the requirement on or before December 23, 1999, the Company's securities will be delisted from The Nasdaq SmallCap Market at the opening of business on December 28, 1999.

If the Company's common stock is delisted, it would likely be more difficult to buy or sell the Company's common stock or obtain timely and accurate quotations to buy or sell. In addition, the delisting could result in a decline in the trading market for the Company's common stock which could potentially depress the Company's stock price, among other consequences.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEWSTAR MEDIA INC.



Date:    October 1, 1999                By: /S/ Terrence A. Elkes
                                            ------------------------------------
                                           Terrence A. Elkes
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER